Exhibit 15.4

Deloitte & Touche
One Capital Place
P.O. Box 1787 Grand Cayman KY1-1109
CAYMAN ISLANDS

Tel: +1 345 949 7500 Fax:+1 345 949 8238 cayman@deloitte.com www.deloitte.com

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement No. 333-177366 on Form S-8 of our report dated March 26, 2014 relating to the financial statements of Japan Macro Opportunities Offshore Partners, L.P. and Japan Macro Opportunities Master Fund, L.P. appearing in this Annual Report on Form 20-F of Renren Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche

Cayman Islands
April 24, 2014

Member firm of
Deloitte & Touche Tohmatsu Limited